UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

SEPTEMBER 8, 2006
Date of Report (date of Earliest Event Reported)

ELINEAR, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27418	76-0478045
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2901 WEST SAM HOUSTON PARKWAY NORTH, SUITE E-300
HOUSTON, TEXAS 77043
(Address of principal executive offices and zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b) On September 8, 2006, Philip Michael Hardy resigned as a director, chief executive officer, president, chief financial officer and treasurer of eLinear, Inc. (“Company”).

Item 8.01 Other Events.

    On September 8, 2006 the Company announced that effective yesterday it has closed its offices in Houston, Dallas and Fort Worth, Texas and reduced its workforce to three contract employees which have been retained to assist the company in winding down its operations. Exhibit 99 is hereby incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

    (a) Not applicable.

    (b) Not applicable.

    (c) Exhibits.

99.1   Press release dated September 8, 2006

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINEAR, INC

Date: September 8, 2006       By: /s/ Carl A. Chase
Title: Chairman of the Board

Exhibit 99

ELINEAR ANNOUNCES CLOSURE OF ALL OFFICES AND REDUCTION IN WORKFORCE

HOUSTON-- (BUSINESS WIRE) - September 8, 2006—eLinear, Inc. (AMEX: ELU) announces that effective yesterday it has closed its offices in Houston, Dallas and Fort Worth, Texas and reduced its workforce to three contract employees which have been retained to assist the company in winding down its operations.
Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about eLinear please visit www.elinear.com or www.sec.gov. eLinear undertakes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.

For Further Information:

Phillip Michael Hardy

eLinear Solutions

Phone: (713) 896-0500

e-mail: investorrelations@elinear.com